Exhibit 99.7

AAR announces update to financing of Triumph Product Support acquisition

•	Announces proposed offering of $500 million of senior notes due 2029

•	The acquisition will be financed with the proceeds from the proposed notes offering and use of the expanded revolver

Wood Dale, Illinois, February 14, 2024 – AAR CORP. (“AAR” or the “Company”) (NYSE: AIR), a leading provider of aviation services to commercial and government operators, MROs and OEMs, announced today that AAR Escrow Issuer, LLC, a wholly owned, unrestricted subsidiary of the Company (the “Escrow Issuer”), intends to offer, subject to market conditions and other factors, $500 million aggregate principal amount of senior notes due 2029 (the “Notes”).

The Company intends to use the net proceeds of the proposed senior notes offering to fund a portion of the purchase price for its pending acquisition of Triumph Group’s (NYSE: TGI) Product Support business (the “Triumph Product Support Acquisition”).

Substantially concurrently with the consummation of the Triumph Product Support Acquisition, the Company intends to amend its revolving credit facility (the “Revolving Credit Facility”) to, among other things, increase the aggregate lending commitments thereunder from $620 million to at least $795 million. The Company intends to fund the balance of the acquisition consideration with cash on hand and borrowings under the Revolving Credit Facility, as amended.

If the proposed senior notes offering closes prior to the consummation of the Triumph Product Support Acquisition, (1) the gross proceeds from the offering will be deposited into an escrow account for the benefit of the holders of the Notes until the date on which certain escrow conditions are satisfied, including the closing of the Triumph Product Support Acquisition, and (2) the Notes will be subject to a special mandatory redemption at a price equal to 100% of the initial issue price of the Notes, plus accrued and unpaid interest, if any, from the issue date of the Notes, to, but excluding, the date of the special mandatory redemption. If the proposed senior notes offering closes substantially concurrently with the consummation of the Triumph Product Support Acquisition, the Notes will not be subject to the aforementioned procedures.

Prior to the consummation of the Triumph Product Support Acquisition, the Notes will be the sole obligation of the Escrow Issuer. Substantially concurrently with the consummation of the Triumph Product Support Acquisition, the Escrow Issuer will merge with and into the Company, with the Company continuing as the surviving entity. The Company will then assume the obligations of the Escrow Issuer under the Notes and the indenture governing the Notes, and the Notes will be fully and unconditionally guaranteed by each of the Company’s subsidiaries that guarantee the Company’s obligations under the Revolving Credit Facility.

The Notes and the related guarantees have not been and will not be registered under the Securities Act of 1933, as amended (the “Securities Act”), any state securities laws or the securities laws of any other jurisdiction. The Notes and the related guarantees may not be offered or sold in the United States or to, or for the benefit of, U.S. persons absent registration or pursuant to an exemption from, or in a transaction not subject to, registration. The Notes and related guarantees will be offered and sold only to persons reasonably believed to be “qualified institutional buyers” in accordance with Rule 144A under the Securities Act and to certain non-U.S. persons in offshore transactions in reliance on Regulation S under the Securities Act.

This press release is neither an offer to sell, nor the solicitation of an offer to buy, the Notes or any other securities and shall not constitute an offer to sell or a solicitation of an offer to buy, or a sale of, the Notes or any other securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful.

About AAR

AAR is a global aerospace and defense aftermarket solutions company with operations in over 20 countries. Headquartered in the Chicago area, AAR supports commercial and government customers through four operating segments: Parts Supply, Repair & Engineering, Integrated Solutions and Expeditionary Services.

Forward-Looking Statements

This press release contains certain statements relating to future results, which are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995 and which reflect management’s expectations about future conditions, including but not limited to the pending Triumph Product Support Acquisition. Forward-looking statements often address our expected future operating and financial performance and financial condition, or sustainability targets, goals, commitments and other business plans, and often may also be identified because they contain words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “likely,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” “target,” “will,” “would” or similar expressions and the negatives of those terms.

Factors that may cause actual results to differ materially from current expectations include, among others, risks associated with the Company’s ability to consummate the Triumph Product Support Acquisition and the timing of the Triumph Product Support Acquisition; risks and uncertainties related to general market conditions and the completion of the proposed senior notes offering on the anticipated terms, or at all, and the Company’s entry into the proposed amendment to the Revolving Credit Facility; the Company’s ability to successfully integrate the acquired business; the Company’s ability to realize the anticipated benefits and synergies of the Triumph Product Support Acquisition as rapidly or to the extent anticipated; risks related to the Company’s ability to obtain any contemplated financing on favorable terms, or at all; the amount of costs, fees and expenses related to the Triumph Product Support Acquisition; and other factors that could affect the Company’s business. These forward-looking statements are based on beliefs of Company management, as well as assumptions and estimates based on information currently available to the Company, and are subject to certain risks and uncertainties that could cause actual results to differ materially from historical results or those anticipated. For a discussion of these and other risks and uncertainties, refer to “Risk Factors” in the Company’s most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q, as well as the Company's other subsequent filings with the Securities and Exchange Commission. Should one or more of these risks or uncertainties materialize adversely, or should underlying assumptions or estimates prove incorrect, actual results may vary materially from those described and the anticipated benefits of the Triumph Product Support Acquisition may not be realized. These events and uncertainties are difficult or impossible to predict accurately and many are beyond the Company’s control. The Company cautions readers not to place undue reliance upon any such forward-looking statements, which speak only as of the date made. The Company assumes no obligation to update any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events, except as required by law.

Contact:

Dylan Wolin

Vice President, Strategic & Corporate Development and Treasurer

+1-630-227-2017

dylan.wolin@aarcorp.com